Exhibit 99

AWGI International to Change Name and Will Focus on Commercial and Industrial Market Opportunities

Company to become Ambient Water Corporation and will begin providing atmospheric water generation systems for large commercial and industrial customers

Spokane, WA – June 25, 2014 – AWG Water International Corporation (OTC: AWGI), a leading provider of atmospheric water generation systems for extracting water from humidity in the air, today announced that the company will change its name to Ambient Water Corporation. The company will also begin providing atmospheric water generation systems for large commercial and industrial customers.

Keith White, founder and CEO of the company, commented, “With the increase in demand for fresh water from commercial and industrial users, we concluded that now would be a very good time to change the name of our business to Ambient Water. We are pleased with our progress recruiting new distributors and the growing sales of our existing distributors. Our new marketing and sales efforts are directed at customers with larger water needs and will benefit from a shorter and more descriptive corporate name.”

“Fresh water has become a very valuable commodity,” continued Mr. White. “Many parts of the world are experiencing severe drought conditions with demand for water far outstripping supply. Besides being a challenge for populations that live in the driest parts of the world, many commercial and industrial users are also struggling to find the water they require to run their businesses. Any location with sufficient humidity and temperature becomes a very good prospect for our technology. The atmosphere contains more fresh water than all the Earth’s rivers combined. This condition makes it possible for us to literally make water out of thin air.”

Jeff Stockdale, the company’s COO, added, ”We are responding to the needs of those industries that produce high value products and are suffering from acute water shortages. Companies in these industries are willing to pay premium prices for fresh water. In the very near term, we are hoping to announce the delivery of our first large scale system.”

About AWG International

AWG International pioneered atmospheric water generation technology for extracting water from humidity in the air. Drawing from the renewable ocean of water vapor in the air that we breathe, our patented technology cost effectively transforms humidity into an abundant source of clean water near the point of use. Our scalable and modular systems can be configured for a number of water-sensitive applications ranging from oil and gas exploration to vertical farming. Our systems can also be configured to produce high quality drinking water for homes, offices, and communities. For a thirsty planet on the verge of a water crisis, AWG International (now Ambient Water) makes clean water out of thin air. To learn more about AWG International, visit our website at http://www.AWGInternational.com.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to commercialize our technology, failure of technology to perform as expected, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Press Contact:

Jeff Stockdale

jeff.stockdale@awginternational.com

(509) 389-2395